SCHEDULE 14A

                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                          ---

Check the appropriate box:           ___Confidential, for use of the Commission
___ Preliminary Proxy Statement         Only (as  permitted by Rule 14a-6(e)(2))

 X  Definitive Proxy Statement
---
    Definitive Additional Materials
---
    Soliciting Material Pursuant to 240.14-11(c) or 240.14a-12
---

                                 dELiA*s Inc.
               (Name of Registrant as Specified In Its Charter)

                                 dELiA*s Inc.
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
---
     $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6 (i)(3).
---

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0.11.
---

     (1)   Title of each class of securities to which transaction applies:
     (2)   Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0.11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total Fee Paid:

           Fee paid previously with preliminary materials.
---

           Check box if any part of the fee is offset as provided by Exchange
--- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
           (2)  Form, Schedule or Registration Statement No.:
           (3)  Filing Party:
           (4)  Date Filed:


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                                 dELiA*s Inc.
                               435 Hudson Street
                           New York, New York 10014


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The annual meeting of stockholders of dELiA*s Inc. ("dELiA*s" or the "Company") will be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, 26th Floor, New York, New York, on Monday, June 30, 1997, at 2:00 p.m., local time, for the following purposes:

     1. To elect two Class I directors to hold office for a term of three years;

     2. To ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the Company; and

     3. To transact any such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on Thursday, May 15, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                         By Order of the Board of Directors


                                         /s/ Alex Navarro
                                         -----------------
                                         Alex S. Navarro
                                         Secretary

May 30, 1997
                                 dELiA*s INC.
                               435 Hudson Street
                           New York, New York 10014


                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 30, 1997


     The accompanying proxy is solicited by and on behalf of the Board of Directors of dELiA*s Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders to be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, 26th Floor, New York, New York, on Friday, June 30, 1997 at 2:00 p.m., local time, and at any adjournments thereof.

     When the accompanying proxy is properly executed and returned, the shares of common stock, par value $ .01 per share (the "Common Stock"), of the Company it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of the two nominees for Class I Directors of the Company listed herein; (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year; and (iii) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting and at any adjournments thereof. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw his proxy and vote his shares.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made primarily by mail; however, officers and regular employees of the Company may solicit proxies personally or by telephone or by telegram. Those persons will not be compensated specially for such services. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

     A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. The approximate date on which this Proxy Statement first will be mailed to stockholders of the Company is May 30, 1997.


                                  VOTING RIGHTS

     Only holders of record of shares of Common Stock at the close of business on May 15, 1997 will be entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 12,002,977 shares of Common Stock, the holders of which are entitled to one vote per share on each matter to come before the Annual Meeting. Voting rights are non-cumulative.

     The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the three nominees receiving the greatest number of votes will be elected as directors). Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.


                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth information as of May 15, 1997 with respect to the Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the shares of Common Stock, (ii) each director individually, (iii) each executive officer individually and (iv) all executive officers and directors as a group.


                                                              Shares
                                                        Beneficially Owned
                                                        ------------------
Name and Address                                      Number         Percent
----------------                                      ------         -------
5% Stockholders
---------------
Stephen I. Kahn (1)...............................    8,298,219        69.1%
  435 Hudson Street
  New York, New York 10014
Geraldine Karetsky (2)............................    1,382,814        11.5
  1660 Silverking Drive
  Aspen, Colorado 81611
Sidney S. Kahn (2)................................    1,101,164         9.2
  14 East 60th Street
  New York, New York 10014
Christopher C. Edgar (3)..........................      668,855         5.6
  435 Hudson Street
  New York, New York 10014
Robert Karetsky...................................      617,626         5.1
  435 Hudson Street
  New York, New York 10014

Other Executive Officers and Directors
--------------------------------------
Evan Guillemin (4)................................      103,591          *
S. Roger Horchow (5)..............................         *             *
Joseph J. Pinto (5)...............................       10,000          *
Directors and executive officers as a group
(7 individuals)...................................    9,080,665        75.7


------------------
* Less than 1%.


(1) Includes 3,726,874 shares of Common Stock directly owned by Mr. Kahn and 4,571,345 shares of Common Stock that Mr. Kahn has the sole power to vote pursuant to a stockholders agreement and agreements with certain employees who are holders of restricted stock, over which Mr. Kahn also has the shared power to restrict the disposition of 3,916,394 of those shares.

(2) Includes 147,356 shares of Common Stock owned by Mr. Kahn and Ms. Karetsky as trustees for The Ruth Kahn Trust f/b/o Sidney Kahn, as to which shares Mr. Kahn and Ms. Karetsky have the shared power to dispose of.

(3) Does not include 60,677 shares of Common Stock owned by Mr. Edgar subject to the Company's Restricted Stock Plan, which Mr. Edgar does not have the power to vote or dispose of.

(4) Does not include 250,000 shares of Common Stock issuable pursuant to a stock option agreement between Mr. Guillemin and the Company. Pursuant to that agreement, Mr. Guillemin's option does not begin to become exercisable until July 21, 1997.

(5) Does not include 40,000 shares of Common Stock issuable pursuant to options granted pursuant to the Company's 1996 Stock Incentive Plan which do not begin to become exercisable until December 18, 1997. See
    "Management--Director Compensation."


Family Stockholders Agreement

     Certain members of Stephen I. Kahn's family and trusts for the benefit of such persons (the "Family Holders") and Stephen I. Kahn have entered into a stockholders agreement with the Company (the "Family Stockholders Agreement") which, subject to certain exceptions, prohibits the Family Holders from transferring the shares of Common Stock they own until December 18, 1999. Thereafter, the Family Holders will be able to transfer such shares in accordance with the limitations imposed on "affiliates" under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Family Stockholders Agreement gives Stephen I. Kahn the right to vote all the shares of Common Stock owned by the Family Holders on all matters that come before the stockholders of the Company. The Company believes the Family Holders, collectively, owned 32.6% of the outstanding Common Stock as of May 15, 1997. The Family Stockholders Agreement will expire on December 18, 2007.


                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of three classes of directors, with terms expiring in successive years. Two current Class I directors, S. Roger Horchow and Joseph J. Pinto, have been nominated for reelection with terms to expire in 2000. The terms of the current Class II directors (Sidney S. Kahn and Geraldine Karetsky) expire in 1998 and the terms of the current Class III directors (Stephen I. Kahn and Christopher C. Edgar) expire in 1999.

     In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the three nominees named under "Management" below. Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any such nominee should become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting will be required to elected each director nominee.

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                                   MANAGEMENT


Executive Officers and Directors

     Executive officers and directors of the Company (including the current directors who are nominees and the continuing directors) are as follows:



Name                            Age   Position
----                            ---   --------
Stephen I. Kahn (1)(2) .......  31    Chairman of the Board, Chief Executive
                                        Officer, President and Director
Christopher C. Edgar .........  31    Executive Vice President, Chief Operating
                                        Officer and Director
Evan Guillemin ...............  32    Chief Financial Officer

S. Roger Horchow (1)(3) ......  68    Director

Sidney S. Kahn (2) ...........  60    Director

Geraldine Karetsky ...........  56    Director

Joseph J. Pinto (1)(2)(3) ....  64    Director

-----------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of 1996 Stock Incentive Plan Committee.


     Stephen I. Kahn has served as President and Chief Executive Officer of dELiA*s since co-founding the Company in 1993 and has served as Chairman of the Board of Directors since October 1996. Prior to the Reorganization described under "Certain Transactions," he served as a member of the board of managers of dELiA*s LLC (a predecessor of the Company). Prior to that, he worked at PaineWebber Group, Inc., an investment banking and brokerage firm, first as a management associate (from 1988 to 1989) and then as an associate in the merchant banking group (from 1989 to 1993). In the merchant banking group, he was involved in the acquisition, marketing and restructuring of the firm's portfolio investments, including apparel and retailing properties. He also served as a director of Hawthorne Broadcasting Corp., a PaineWebber portfolio company engaged in the ownership and operation of radio stations. Mr. Kahn holds a B.A. from Yale College, an M.A. from Oxford University and an M.B.A. from Columbia Business School.

     Christopher C. Edgar has served as Executive Vice President of dELiA*s and as dELiA*s Chief Operating Officer since co-founding the Company in 1993 and joined the Board of Directors of the Company in October 1996. Prior to the Reorganization, he served as a member of the board of managers of dELiA*s LLC. Mr. Edgar oversees catalog publishing, marketing, merchandising and inventory management. From 1992 to 1993, Mr. Edgar was a Nicholson Fellow and student in the doctoral program in comparative literature at Columbia University. From 1989 to 1992, he worked as an analyst for SNL Securities, a financial industry information service, and as a journalist for the Charlottesville Observer. Mr.

Edgar received a B.A. from Yale College and an M.A. from Columbia University.

     Evan Guillemin has served as Chief Financial Officer of dELiA*s since July 1996. Prior to joining the Company, he served briefly, first as an associate with and later a director of acquisitions for, K-III Communications Corporation, a media investment company. From 1992 to 1994, he was executive vice president of The New York Observer Co., with responsibility for the sales, marketing and finance for that company's regional newspaper group. Prior to that, he helped start SDC Publishing Co., a financial publishing unit of Thomson Corporation, where he served as an editor and helped manage new product development and acquisitions from 1989 to 1992. Mr. Guillemin received a B.A. from Yale College and an M.B.A. from Harvard Business School.

     S. Roger Horchow joined the Board of Directors of the Company in October 1996. He was the founder and chairman of the Horchow Collection, a direct marketer of specialty home and fashion products, from 1971 until 1990. Mr. Horchow was vice president of mail order for Neiman Marcus Group, Inc. from 1969 to 1971. Mr. Horchow has been a director of Fieldcrest Cannon, Inc., a manufacturer of home-furnishing textile products, since 1994. He is also a director of Public Radio International, Smithsonian Institution and serves on the Board of Governors of the Yale University Art Gallery. He has been chairman of R. Horchow Productions, Inc., a theatrical production company, since 1990 and served as a merchandise consultant to Sotheby's, an auctioneer of art and collectibles, from September 1996 to March 1997. Mr. Horchow received a B.A. from Yale College.

     Sidney S. Kahn served as a member of the board of managers of dELiA*s LLC since its founding and joined the Company's Board of Directors in October 1996. He has been a private investor specializing in venture capital investments since 1987. From 1977 to 1987 he was a senior officer of E.F. Hutton & Co., Inc., a wholly-owned subsidiary of the E.F. Hutton Group, Inc., and from 1966 to 1977 he was a managing director and partner of Lehman Brothers. He has been a director of Orion Network Systems, Inc., an operator of satellite-based communications systems services, since 1990 and a number of privately held corporations, including Telogy Networks, Inc., a communications software developer. He received a B.A. from Yale College and is a member of the Board of Governors of the Yale University Art Gallery.

     Geraldine Karetsky served as a member of the board of managers of dELiA*s LLC since 1994 and joined the Company's Board of Directors in October 1996. She is a private investor and venture capitalist. She received a B.A. from Smith College.

     Joseph J. Pinto joined the Board of Directors of the Company in November 1996. He is a private investor. Since 1981, Mr. Pinto has been a director and officer of Sefinco Ltd. (and a predecessor), the U.S.-based private investment affiliate of Entrecanales Y Tavora SA, a Spanish conglomerate with interests in construction and merchant banking. Sefinco's investments have included Loehmann's, Inc., a specialty retailer of women's fashion apparel, on whose board Mr. Pinto served from 1988 to 1992. From 1973 to 1981, Mr. Pinto was chairman of the finance committee of Sea Containers Ltd., a container lessor of which Mr. Pinto was a founder and a director from 1967 to 1986. From 1961 to 1973, he was engaged in merchant banking in France and Spain with Pinto & Co., a family-owned investment firm. Mr. Pinto received a B.A. from Yale College.

     Sidney S. Kahn is Stephen I. Kahn's father. Ms. Karetsky is Stephen I. Kahn's aunt and Sidney S. Kahn's sister. There are no other family relationships among the directors and executive officers of the Company.

Meetings of the Board of Directors of the Company

     During the fiscal year ended January 31, 1997 ("fiscal 1996"), the Board of Directors held one meeting. Each member of the Board was present, and each member of the Board who sits on a committee of the Board was present at each meeting of that committee during such period.


Committees of the Board of Directors

     Audit Committee. The Audit Committee, a majority of whose members are directors who are neither members of the Company's management nor members of the Kahn family, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Compensation Committee approves the salaries and other benefits of the executive officers of the Company and administers certain compensation plans of the Company. In addition, the Compensation Committee is authorized to consult with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company.

     1996 Stock Incentive Plan Committee. The 1996 Stock Incentive Plan Committee, consisting solely of directors who, to the extent legally required, qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as "non-employee directors" under Rule 16b-3(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), administers the Company's 1996 Stock Incentive Plan (the "Incentive Plan").


Compensation of Directors

     The Company pays its directors who are neither employees of the Company nor members of the Kahn family $1,500 for each directors' meeting and each committee meeting attended (plus reimbursement for out-of-pocket expenses). Under the Incentive Plan, each non-employee director who is not a member of the Kahn family was granted an option to purchase 40,000 shares of Common Stock at an exercise price per share equal to the initial public offering price. All options granted to non-employee directors will become exercisable at the rate of 20% on each of the first five anniversaries of the date of grant, assuming the non-employee director is a director on those dates, and all such options generally will cease to be exercisable ten years from the date of grant. Upon a Change of Control (as defined in the Incentive Plan) and, in the case of directors elected prior to November 15, 1996 who are neither members of the Company's management nor members of the Kahn family, upon a termination of directorship other than for cause or as a result of a refusal to stand for re-election, all options (which have not yet expired) will automatically become exercisable. Directors who are employees of the Company or members of the Kahn family are not compensated for services as directors.

Executive Compensation

     Stephen I. Kahn, the Company's Chairman of the Board, President and Chief Executive Officer received $20,000 in salary during the fiscal year ended January 31, 1996 ("fiscal 1995") and $37,773 in salary and a bonus of $35,000 in fiscal 1996. He did not receive any other compensation from the Company in fiscal 1995 or fiscal 1996, and did not receive any compensation during the fiscal year ended January 31, 1995. The aggregate dollar value of all perquisites and other personal benefits, securities or property awarded to, earned by or paid to Mr. Kahn did not exceed the lesser of $50,000 or 10% of his total annual salary during any fiscal year. No officer of the Company received $100,000 or more in salary and bonus in fiscal 1996.


Options/SAR Grants and Exercises

     During fiscal 1996, the Company granted Evan Guillemin, Chief Financial Officer of the Company, an option to purchase 250,000 shares of Common Stock at an exercise price of $11.00 per share, the fair market value on the date of grant. The option constitutes 82.3% of the total number of options and stock appreciation rights ("SARs") granted to the Company's employees during such period. The option expires on July 21, 2007. The potential realizable values of the option assuming the market value of the Common Stock appreciates from the date of grant at a 5% annualized rate, and at a 10% annualized rate, is $1,729,000 and $4,383,000, respectively. The value of the option, based on a closing price of $25.00 per share of Common Stock on May 15, 1997, was $3,500,000.

     No other executive officer of the Company held any options or SARs, and no executive officer exercised any option or SAR, during fiscal 1996.


Employment Agreements

     Messrs. Kahn and Edgar (the "Executives") have entered into three-year agreements with the Company providing for the continuation of their employment as Chairman of the Board and President and as Chief Operating Officer and Executive Vice President, respectively, at minimum salaries of $100,000 a year for each Executive, subject to annual upward adjustment in proportion to the increase in the consumer price index plus such increases in salary and such bonuses as the Board of Directors may from time to time approve. If an Executive dies, or, as a result of disability, is unable to perform substantially all his duties for a period of nine consecutive months, the Company may terminate his employment (not earlier than 30 days and not later than 90 days after the expiration of the nine-month period), in which event the Executive (or his heirs or estate) will be entitled to his salary for the remainder of the term of the agreement. Evan Guillemin has entered into an employment agreement with the Company providing for the continuation of his employment as Chief Financial Officer, at a salary of $100,000 a year, on substantially the same terms and conditions as the Executives, except that the term of Mr. Guillemin's agreement will expire on July 31, 2001.


Compensation Committee Report

     The following is the Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive office. However, compensation paid to such executive officers for fiscal 1996 was determined by the Company's management prior to the Company's initial public offering (the "Offering") in December 1996. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     Executive Compensation Policy. The Company's executive compensation policy is designed to attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals and to create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic business planning and implementation. This policy is manifested in an entrepreneurial compensation model, heavily weighted towards incentive compensation. The Committee believes this approach is appropriate and beneficial to the long-term interests of the Company's stockholders, in light of the Company's operating needs, and the existing equity participation of certain executive officers in the vitality of the Company.

     Base Salaries. The Company has entered into substantially similar employment agreements with its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer that provide for an annual base salary of $100,000 (as adjusted annually for cost of living increases). The Company believes these base salaries are substantially below the base salaries offered to executive officers of comparable public companies. The executives' employment agreements contemplate periodic review by the Board of Directors. The Committee expects that adjustments will be made in a manner consistent with the attainment of individual goals and the Company's overall operating and financial performance.

     Bonuses. The employment agreements each provide for a discretionary bonus. The Compensation Committee recommends the amount of the bonus to be awarded, taking into account the operating results of the Company as well as such subjective factors as the Committee deems appropriate and in the best interests of the Company and its stockholders. Based on the Company's operating performance, cash bonuses ranging from $26,500 to $35,000 were awarded to the Company's executive officers in fiscal 1996.

     Incentive Compensation. The Company's policy is to provide its executive officers with long-term incentive compensation primarily through grants of stock options. Grants are recommended either by the entire Board of Directors or the Compensation Committee and approved by the 1996 Stock Incentive Plan Committee of the Board of Directors.

     The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share n the appreciation of the value of the stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods to encourage key employees to continue in the employ of the Company. All options to executive officers have been granted at the fair market value of the Common Stock on the date of grant.

     Compensation of the Chief Executive Officer. As discussed under "Management--Employment Agreements" and above, the Company entered into an employment agreement with Stephen I. Kahn during the Company's most recently completed fiscal year, which was prior to the formation of the Compensation Committee. Immediately prior to the commencement of such agreement, Mr. Kahn's base salary was paid at an annual rate of $35,000. Mr. Kahn did not receive a bonus in 1996. The relatively low compensation paid to Stephen I. Kahn, the Chief Executive Officer of the Company during fiscal 1996, in comparison to compensation paid to chief executive officers of comparable companies, results from such officer's request that he not receive higher compensation. Mr. Kahn and the Committee believe that, since Mr. Kahn is the largest single stockholder of the Company, his interests and those of other stockholders are aligned, and therefore, it is more advantageous to the Company's stockholders if it conserves cash to enhance its operating performance than to use cash to provide additional compensation to its chief executive officer. Notwithstanding the foregoing, the Committee intends to periodically review and, if appropriate, adjust, Mr. Kahn's salary in a manner consistent with the attainment of individual goals and the Company's overall operating and financial performance.

     It is the intention of the Committee that, notwithstanding Mr. Kahn's membership, he not participate in the determination of his own compensation.

                                                The Compensation Committee

                                                Sidney S. Kahn
                                                Stephen I. Kahn
                                                Joseph J. Pinto


Compensation Committee Interlocks and Insider Participation

     Prior to the completion of the Company's initial public offering (the "Offering") in December 1996, compensation policies and decisions, including those relating to salary, bonuses and benefits of executive officers, had been set or made by the Board of Directors. Upon completion of the Offering, the Board of Directors created a Compensation Committee, which recommends to the Board the compensation to be paid to the Company's executive officers. Awards made under the Company's 1996 Stock Incentive Plan are approved by the 1996 Stock Incentive Plan Committee of the Board of Directors. See "--Board Committees."

     The Compensation Committee currently consists of Sidney S. Kahn, Stephen I. Kahn and Joseph J. Pinto. Stephen I. Kahn is the Chief Executive Officer and President of the Company. Sidney S. Kahn is Stephen I. Kahn's father. The 1996 Stock Incentive Plan Committee currently consists of S. Roger Horchow and Mr. Pinto. Other than the foregoing, there were no compensation committee interlocks or insider participation during fiscal 1996.

                                PERFORMANCE GRAPH

     The following graph and related disclosure information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The following performance graph compares the cumulative total return of the Company's Common Stock, the Nasdaq Stock Market Index and the Hambrecht & Quist Growth Stock Index. Each case assumes a $100 investment on December 19, 1996 (the first day of public trading of the Company's Common Stock) and reinvestment of any dividends.


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
                                                            Cumulative Total Return
                                                     December 19, 1996   January 31, 1997
                                                     -----------------   ----------------
dELiA*s Inc. Common Stock........................                 $100            $168.18
The Nasdaq Stock Market Index--U.S...............                  100             106.54
The Nasdaq Stock Market Retain Trade Index ......                  100             100.82

                              CERTAIN TRANSACTIONS

     Immediately prior to the Offering, the Company and dELiA*s LLC, a predecessor, engaged in a reorganization transaction (the "Reorganization"), pursuant to which dELiA*s LLC contributed its assets to dELiA*s Inc. and dELiA*s Inc. assumed, and agreed to pay, perform and discharge, all liabilities of dELiA*s LLC (except for income tax liabilities). From March 8, 1995 until the Reorganization, the dELiA*s business had been operated within a limited liability company, the members of which, rather than the entity itself, were responsible for payment of taxes on the business's income. Since the Reorganization, the business has been operated within the Company, a C corporation, which is responsible for the payment of taxes. dELiA*s LLC made non-interest-bearing loans to Stephen I. Kahn and Christopher C. Edgar, each of whom is a director and officer of the Company, in amounts estimated to equal the taxes on the portion of the income of dELiA*s LLC that was attributed to them by virtue of their respective ownership interests in dELiA*s LLC. Those loans, each of which was for less than $60,000, were repaid by Mr. Kahn and Mr.

Edgar after the completion of the Offering. In addition, the Company made a non-interest-bearing loan of $50,000 to Evan Guillemin to finance Mr. Guillemin's acquisition of an equity interest in dELiA*s LLC.

     In connection with the Reorganization, certain members of dELiA*s LLC received payment of a distribution in an aggregate amount of $4.0 million.


                 COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of the persons required to file reports under Section 16(a) of the Exchange Act filed all such required reports on a timely basis during such period.


               PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has reappointed Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending January 31, 1998 and recommends the ratification by the stockholders of that reappointment. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of Deloitte & Touche LLP.

     A representative of Deloitte & Touche LLP. is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and make such statements as he or she may desire.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting will be required to ratify the reappointment of Deloitte & Touche LLP as independent accountants of the Company.

Changes in Accountants.

     On August 30, 1996, dELiA*s LLC, a predecessor of the Company, engaged Deloitte & Touche LLP as its independent public accountant to audit its financial statements. The decision to change accountants was approved by the managers of dELiA*s LLC. Richard A. Eisner & Company, LLP's report on the financial statements for fiscal 1995 of the Company did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years preceding the engagement of Deloitte & Touche LLP, there were no disagreements with Richard A. Eisner & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Richard A. Eisner & Company, LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. During the two most recent fiscal years prior to engaging Deloitte & Touche LLP, neither the Company nor its predecessors consulted with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on such entities' financial statements.

                             STOCKHOLDERS PROPOSALS

     Stockholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 1998 must submit the same in writing so as to be received at the executive office of the Company on or before May 2, 1998. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.


                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended January 31, 1997 is being mailed together with this Proxy Statement to the Company's stockholders of record at the close of business on May 15, 1997.

                                 OTHER BUSINESS

     The Company's Board of Directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their judgment on such matters.

                                      By Order of the Board of Directors,

                                      /s/ Alex S. Navarro
                                      -------------------
                                      Alex S. Navarro
                                      Secretary


May 30, 1997


STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

----------
|         |
----------

                 The Board of Directors recommends a vote "FOR"
                       all nominees in item 1 and item 2.

1. Election of Directors    FOR all nominees  [X]  WITHHOLD AUTHORITY to vote      EXCEPTIONS [X]
                            listed below           for all nominees listed below.

Nominees: Joseph J. Pinto and S. Roger Horchow

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) Exceptions
           ------------------------------------------------------------------

2. Appointment of independent auditors, Deloitte & Touche LLP.

   FOR [X]    AGAINST [X]    ABSTAIN [X]

                                              Change of Address and/      [X]
                                              or Comments Mark Here

                                  In their discretion to vote upon other matters that may properly come before the meeting. Please sign exactly as your name appears to the left.
                                  When signing as attorney, executor,
                                  administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder whould sign.

                                  Dated:                          ,1997
                                        --------------------------

                                  ---------------------------------
                                  Signature

                                  ----------------------------------
                                  Signature

                           Votes must be indicated (x) in Black or Blue ink. [X]

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------

                                  dELiA*s INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 1997

     The undersigned hereby appoints Christopher C. Edgar, Evan Guillemin and Stephen I. Kahn, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the stockholders of dELiA*s Inc. to be held in the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, 26th Floor, New York,
New York on Monday, June 30, 1997 at 2:00 P.M., and all adjournments therof, as follows:

     PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

     Unless otherwise marked, the proxies are appointed with authority to vote "FOR" all nominees for election and "FOR" the appointment of independent public accountants.

               (Continued and to be signed on the reverse side.)


                                                   dELiA*s INC.
                                                   P.O. BOX 11386
                                                   NEW YORK, N.Y. 10203-0386